Exhibit 99.1
CARBONITE CLOSES ACQUISITION OF EVAULT FROM SEAGATE TECHNOLOGY
Acquisition Expands Total Addressable Market and Positions Carbonite as Leader in Cloud-based Data Protection, Disaster Recovery and Business Continuity
BOSTON, Mass. – January 13, 2016 – Carbonite, Inc. (Nasdaq:CARB), a leading provider of cloud and hybrid business continuity solutions for small and midsized businesses (SMBs), today announced that it has completed the acquisition of the North American cloud-based business continuity and disaster recovery assets of EVault, a division of Seagate Technology (NASDAQ:STX). With the growth of cloud backup solutions expected to out-pace overall industry growth, the combined Carbonite and EVault portfolio positions Carbonite to excel in the SMB data protection, disaster recovery and business continuity market.
“The worldwide data protection and recovery market is expected to grow to $8.2 billion in actual spend by 2019, with the majority of the growth coming from cloud backup solutions. In fact, while the overall industry is expected to have a 6.3% CAGR, cloud growth will be almost double that at a 12.4% CAGR,” said Laura DuBois, Group Vice President Storage at IDC. “With data storage growing at approximately 25% annually, data protection is an absolute necessity making this a great time for providers like Carbonite to expand their offerings and their market.”
Founded in 1997 and purchased by Seagate Technology in 2007, EVault is a leading provider of disaster recovery and business continuity solutions designed for SMBs and small enterprises. In contrast to vendors who provide exclusively on-premise software and appliances, EVault offers a full line of cloud-based appliances and cloud services such as failover, which enables customers to continue normal operations in the event that a physical server fails. EVault’s cloud approach has many similarities to Carbonite’s and is designed for larger customers with more complex IT environments. As a result, the acquisition enables Carbonite to expand its addressable market, which it estimates to be worth $13 billion dollars in the U.S. and more than $40 billion worldwide.
“It’s clear that growth in the SMB backup and recovery market is driven by cloud based solutions and vendors with these solutions will gain market share going forward. The EVault acquisition extends Carbonite’s long-standing cloud-based data protection and recovery strategy and enables us to meet the evolving disaster recovery and business continuity needs of all of our customers, from home users to those at very top of the SMB market,” said Mohamad Ali, President and CEO of Carbonite.
Carbonite expects to complete the acquisition of the European Union assets of EVault in the first quarter of 2016, subject to applicable laws, compliance requirements and customary closing conditions.

Cautionary Language Concerning Forward-Looking Statements
These press release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's views as of the date they were first made based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance, (i) the Company’s ability to complete the acquisition of the European Union assets of EVault; (ii) the expected future results of the acquisition of EVault, including revenues, non-GAAP EPS and growth rates; (iii) the Company’s ability to successfully integrate EVault’s business; and (iv) the Company’s expectations regarding its future performance. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company's ability to profitably attract new customers and retain existing customers, including the customers of EVault, the Company's dependence on the market for cloud backup services, the Company's ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission, which is available on www.sec.gov. Except as required by law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite, Inc. (Nasdaq:CARB) is a leading provider of cloud and hybrid business continuity solutions for small and midsized businesses. Together with our partners, we support more than 1.5 million individuals and small businesses around the world who rely on us to ensure their important data is protected, available and useful. To learn more about the cloud solutions voted #1 by PC Magazine readers, as well as our partner program and our award-winning customer support, visit us at Carbonite.com.

Investor Relations Contact:

Emily Walt
Carbonite
617-927-1972
investor.relations@carbonite.com

Media Contacts:

Emily Held, PAN Communications (for Carbonite)
carbonite@pancomm.com
617-502-4300
Sarah King
Carbonite
617-421-5601
media@carbonite.com